This Joint Venture Shareholders Agreement is Schedule E to the Option Agreement among Tara Minerals Corp., American Metal Mining, S.A. de C.V., and Carnegie Mining and Exploration Inc. dated August 8, 2011.

JOINT VENTURE SHAREHOLDERS AGREEMENT

made among

TARA MINERALS CORP.

and

AMERICAN METAL MINING, S.A. DE C.V.

and

CARNEGIE MINING AND EXPLORATION INC.

and

[JVC]

and

[MEXCO]

<*>, 20<*>

2830432

Page

ARTICLE 1

INTERPRETATION

2

1.1

Definitions

2

1.2

Appendices

6

1.3

Interpretation

6

ARTICLE 2

THE COMPANY AND ITS SHAREHOLDERS

7

2.1

Purpose

7

2.2

Place of Business

8

2.3

Compliance with Applicable Laws, etc

8

2.4

Related Party Contracts

9

2.5

Relationship of Parties

9

2.6

Competing Business

9

2.7

Exclusive Vehicle for Undertaking the Project

9

2.8

Compliance by Agents

10

2.9

Mexican Mining Law

10

ARTICLE 3

MANAGEMENT OF THE COMPANY

10

3.1

Management Structure

10

3.2

Voting of Shares

10

3.3

Composition of the Board

11

3.4

Proceedings of the Board

11

3.5

Shareholder Meetings

12

3.6

Matters Requiring Special Approval

12

3.7

Special Board Approvals and Special Shareholder Approvals

14

3.8

Adjustment for Inflation

14

3.9

Marketing

14

ARTICLE 4

OPERATOR

14

4.1

Appointment as Operator

14

4.2

Resignation

14

4.3

Removal of Operator

14

4.4

Selection of New Operator

15

4.5

Transition to New Operator

15

4.6

NI 43-101 Data

15

ARTICLE 5

RIGHTS, DUTIES AND STATUS OF OPERATOR

15

5.1

Status of Operator

15

5.2

General Duties

15

5.3

Duties and Obligations of Operator

16

5.4

Qualifications of Operator

17

5.5

Shareholders to Keep MexCo in Funds

17

ARTICLE 6

PROJECT WORK PLANS AND BUDGETS

18

6.1

Operations Pursuant to Programs

18

6.2

Preparation of Programs

18

i

(continued)

Page

6.3

Approval of Programs

18

6.4

Monies Spent Ratably

19

6.5

Emergency Expenditures

19

6.6

Suspension on Premature Termination of Program

19

6.7

Failure of Operator to Submit Program

20

6.8

Periodic Reports

20

ARTICLE 7

CAPITAL OF AND INTEREST IN JVC

21

7.1

Shareholder Funding Account

22

7.2

Initial Shareholder Funding Accounts

22

7.3

Share Ownership

22

ARTICLE 8

FUNDING OF OPERATIONS

22

8.1

General Funding Obligation

22

8.2

Contribution Demands

22

8.3

Information

22

8.4

Election to Contribute

22

8.5

Election Not to Contribute & Defaults

23

8.6

Funding of Contribution Demand

23

8.7

Conversion of Ownership Interest; NSR Royalty

23

8.8

Security for Loans

24

ARTICLE 9

DISTRIBUTION OF AVAILABLE CASH FLOW

24

9.1

Distribution by the JVC

24

9.2

Form of Distributions

25

9.3

Financing

25

ARTICLE 10

FINANCIAL STATEMENTS AND REPORTING

25

10.1

Audit and Inspection Rights

25

10.2

Fiscal Year

25

10.3

Reporting Requirements

25

10.4

Statement of Cash Flows

26

10.5

Audited Statements

26

10.6

Notice from Lender

26

ARTICLE 11

ISSUANCE AND DISPOSITION OF PROJECT INTERESTS

26

11.1

General Restriction

26

11.2

Pre-Emptive Right

26

11.3

Transfer Within Group

27

11.4

Encumbrance of Project Interests

28

11.5

Right of First Refusal

28

11.6

General Closing Procedures

29

ARTICLE 12

MUTUAL REPRESENTATION AND WARRANTIES

30

ARTICLE 13

TERMINATION OF MINING OPERATIONS

31

13.1

Mine Maintenance Plan

31

13.2

Mine Closure Plan

31

ii

(continued)

Page

13.3

Implementation of Mine Closure Plan

31

13.4

If Mine Closure Plan Not Approved

31

ARTICLE 14

TERM AND TERMINATION

32

14.1

Effectiveness

32

14.2

Term

32

14.3

Automatic Termination

32

14.4

Voluntary Termination

32

14.5

Ceasing to be a Shareholder

32

14.6

Effect of Termination

32

ARTICLE 15

LIQUIDATION

32

ARTICLE 16

GENERAL

33

16.1

Cooperation, Further Assurances

33

16.2

Severability; Conflict with Certificate of Incorporation and By-Laws/Registration

33

16.3

Confidentiality

33

16.4

Notice

33

16.5

Assignment/Benefit

35

16.6

Dispute Resolution

35

16.7

Injunctive Relief

35

16.8

Entire Agreement; No Third-Group Beneficiaries

35

16.9

Amendment, Waiver; No Rescission

35

16.10

Governing Law

35

16.11

Counterparts

36

16.12

Facsimile Execution

36

APPENDIX A

PROPERTIES

1

APPENDIX B

ACCOUNTING PROCEDURE

1

APPENDIX C

NET SMELTER RETURNS ROYALTY

1

APPENDIX D

EXCLUDED ASSETS

4

iii

DRAFT OF JULY 11, 2011

THIS JOINT VENTURE SHAREHOLDERS’ AGREEMENT is made this <*> day of <*> 2011

AMONG:

Tara MINERALS CORP., a corporation organized under the laws of the State of Nevada

(“Tara Corp.”)

AND:

AMERICAN METAL MINING, S.A. DE C.V., a corporation incorporated under the laws of Mexico,

(“Tara Mexico”, and together with Tara Corp., “Tara”)

AND:

CARNEGIE MINING AND EXPLORATION, INC., a corporation organized under the laws of Panama

(“CME”)

AND:

<*>, a corporation organized under the laws of <*>

(“JVC”)

AND:

<*>, a corporation organized under the laws of Mexico

(“MexCo”)

WHEREAS:

A.

On August 8, 2011, CME and Tara entered into an option agreement (the “Option Agreement”) pursuant to which CME earned an undivided fifty percent (50%) Ownership Interest in the Project (as defined below) and Tara holds the remaining fifty percent (50%) interest in the Project;

B.

Pursuant to the Option Agreement, CME and Tara formed [insert name of JVC] an incorporated joint venture company (the “JVC”) the share capital of which is held as follows: 50% held by Tara and 50% held by CME, to hold the interest in the Project,

C.

The Option Agreement provides that upon the formation of the JVC, the parties to the Option Agreement shall forthwith enter into a shareholders’ agreement for the management and corporate governance of the JVC;

NOW THEREFORE in consideration of their respective covenants in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, the following terms have the following meanings:

“Affected Securities” has the meaning set out such term in Section 11.2.1;

“Acquiring Party” has the meaning set out in Section 2.7;

“Affiliate” means as to any Person, any other Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person, provided that JVC will not constitute an “Affiliate” of CME or Tara for the purposes of this Agreement;

“Agreement” means this Shareholders Agreement and any agreement supplementing or amending this Agreement which is executed and delivered in accordance with Section 16.9;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, regulations, common law, judgments, notices, approvals, orders and decrees applicable to that Person, property, transaction or event;

“Approved Financing Plan” means any plan for the financing of the Project, as such plan may be approved by the Board in accordance with the terms of this Agreement;

“Area of Interest” means Mexico.

“Assets” means all the fixtures, tools, vehicles, machinery, equipment and supplies and all other property or rights of any, whether real or personal, of Tara or MexCo, used directly in respect of the exploration, development and mining of the Concessions except for those listed in Appendix D;

“Board” means the board of directors of the JVC;

“Business” means the business purpose for which the JVC or the MexCo, as applicable, was incorporated, as set forth in Section 2.1 of this Agreement;

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in any of Chicago, Illinois or Mexico City, Mexico;

“CME Group” means CME and its Affiliates;

“CME Marketing Agreement” means an agreement approved by the Board pursuant to which CME shall have the exclusive right to market and arrange for the sale of all Product from the Project;  “Contribution Demand” has the meaning set out in Section 8.2;

 “Effective Date” has the meaning set out in Section 14.1;

“Encumbrance” means any interest or equity of any Person (including any right to acquire, option or right of pre-emption) and any mortgage, charge, pledge, lien (other than liens arising by operation of law and securing indebtedness not more than seven (7) days overdue), assignment, hypothecation or other priority interest, deferred purchase, title retention, rental, hire purchase, conditional sale, trust, leasing, sale-and-repurchase and sale-and-leaseback arrangements, rights of set off and any other agreement or arrangement whatsoever having the same commercial or economic effect as security (including any hold-back or “flawed asset” arrangement) over or in any property, asset or right of whatsoever nature and including any agreement for any of the foregoing;

“Expenditures” means such expenditures in respect of Operations, as shall have been approved by the Board;

“Financing Documents” means all documents executed pursuant to an Approved Financing Plan, as such documents may be supplemented, amended or replaced from time to time in accordance herewith;

“Fiscal Year” has the meaning set out in Section 10.2;

“Governmental Body” means any national, state, regional, municipal or local governmental department, commission, board, bureau, agency, authority or instrumentality and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all tribunals, commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing;

“Group” means the CME Group or Tara Group, as applicable;

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (which include standards and interpretations approved by the International Accounting Standards Board and International Accounting Standards issued under previous constitutions), together with it pronouncements thereon from time to time, and applied on a consistent basis;

“JVC” means <*> [insert name of JVC], a company incorporated under the laws of a jurisdiction selected by Tara and CME and whose share capital as of the date hereof shall be held 50% by CME and 50% by Tara or nominees thereof;

“JVC Articles” means the Articles of Association of the JVC, as they may be amended from time to time by Special Approval;

“JVC Securities” means .securities of the JVC including but not limited to common shares, options and warrants.

“Majority Board Approval” means the affirmative vote of a simple majority of those directors present or represented and permitted to vote at a meeting of the Board duly called at which a Quorum was present or represented;

“Majority Shareholder Approval” means either the affirmative vote of Shareholders (or their representatives) holding Ownership Interests aggregating more than 50% of the issued Ownership Interests at a meeting of Shareholders duly called at which a Shareholder Quorum was present, or a written resolution of all Shareholders;

“Mineral Rights” means exploration licences, mining licences, mineral concessions, mining leases, surface rights, water rights and other rights relating to, minerals or access to minerals and other forms of mineral title under Applicable Laws, whether contractual, statutory or otherwise;

“MexCo” means <*> [insert name of MexCo] a corporation formed under the  terms of the Option Agreement and incorporated under the laws of Mexico to hold the Project, and which shall be a wholly owned subsidiary of the JVC;

 “Mexican Mining Law” means the Ley Minera of Mexico and all other codes, laws, rules, regulations governing or affecting the acquisition, exploration, development and exploitation of mining properties in Mexico;

“Net Revenues” means for any period the cumulative gross proceeds and revenues derived from the Properties during such period from the sale of Product (but excluding, if applicable, any proceeds attributable to smelting or refining) plus any insurance proceeds, any government grants referable to the Properties and any proceeds received by the Operator during such period from the sale or other disposition of any Products and Assets minus operating expenses. “New Opportunity Notice” has the meaning set out in Section 2.7;

“Non-Operator” means a Shareholder who is not acting as the Operator of the Project;

“Non-Operator Program” has the meaning set out in Section 6.7;

“Notice” has the meaning set out in Section 16.4;

“Offer” has the meaning set out in Section 11.5.3;

“Operator” means the operator of the Project;

 “MexCo Articles” means the Articles of Association of the MexCo, as they may be amended from time to time;

“Operations” means every kind of work done or in respect to the production and the abandonment of the Concessions including, investigating, exploring, developing and maintaining the Project, preparing reports, estimates and studies, designing, equipping, improving, surveying, constructing, coring, mining, beneficiation, processing, rehabilitation, reclamation and environmental protection;

“Ownership Interest” means at any time the percentage of the issued Shares in the capital of the JVC held by a Shareholder at such time;

“Person” means any individual, sole proprietorship, partnership, limited partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and, where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Product” means all ores, minerals and mineral products located on, in or under or produced or derived from the Project Area and includes all beneficiated and other mineral products produced or derived therefrom;

“Project” has the meaning set out in Section 2.1;

“Project Area” means the land area containing the Properties “Project Interests” of any Shareholder means all of the JVC Securities and Shareholder Loans of that Shareholder, and “Project Interest” shall mean any portion thereof;

“Project Obligations” of any Shareholder means all of the liabilities and obligations of that Shareholder (i) under this Agreement, (ii) under the Shareholder Loans and (iii) under any sponsor support or guarantee requirements under any Financing Documents;

“Properties” means the mining concession set forth in Schedule A hereto, such property being located in the State of Sinaloa, Mexico and being generally known as the Don Roman concession, any other properties in Mexico acquired under the Option Agreement and held by MexCo as of the Effective Date, and any other properties acquired under the terms of this Agreement, together with any renewals thereof and any other form of substitute or successor title thereto, including any Mineral Rights derived from or into which any such licences or interests may have been or may hereafter be converted;

“Proportionate Share” means, when used in relation to two (2) or more Shareholders, in proportion to the number of outstanding Shares held by each such Shareholder in the JVC at the relevant time;

“Quorum” has the meaning set out in Section 3.4.1;

“ROFR Buyer” has the meaning set out in Section 11.5.1;

“ROFR Notice” has the meaning set out in Section 11.5.3;

“ROFR Offer” has the meaning set out in Section 11.5.1;

“Related Party Contract” means any contract, agreement or other transaction between the JVC or the MexCo and one or more other Persons, which Persons include (i) a member of the CME Group or the Tara Group, (ii) a director of the JVC of MexCo or any Person controlled by a director of the JVC or the MexCo or (iii) any member of the family of a director of the JVC or the MexCo or any Person controlled by any such family member;

 “Security” means a Share, any other common, preferred, special or other share in the capital of JVC issued from time to time, and “JVC Securities” shall have a corresponding meaning;

“Shareholder” means any Person holding one or more Shares;

“Shareholder Loan” means any loan advanced directly to the JVC by a Shareholder or on its behalf and for its account, as contemplated in the [Approved Financing Plan] or as otherwise required by Section 5.1 or 5.2;

“Shareholder Loan Notes” means the promissory notes of JVC payable respectively to the order of each of CME and [Tara], each in principal amount equal to the aggregate amount of any Shareholder Loans owing to CME or [Tara], as applicable, from time to time, as such promissory notes may be amended from time to time by Special Approval;

“Shareholder Quorum” has the meaning set out in Section 3.5.1;

“Shares” means [common shares] in the capital of the JVC;

“Special Approval” means a Special Board Approval or a Special Shareholder Approval;

“Special Board Approval” means the affirmative vote of a 75%of the directors present or represented and permitted to vote at a duly called Board meeting at which a Quorum was present or represented, provided that such majority must include at least one director nominated by each Shareholder that has an Ownership Interest of 20% or more, or approval by an instrument in writing signed by all directors of the relevant Board;

“Special Shareholder Approval” means either the affirmative vote of Shareholders (or their representatives) holding Ownership Interests aggregating at least 75% of the issued Ownership Interests at a duly called meeting of Shareholders at which a Shareholder Quorum was present, or a written resolution of all Shareholders;

“Subject Interests” has the meaning set out in Section 11.5.1;

“Tara Group” means Tara and its Affiliates;

“Trading Activities” means entering into forward sale and/or purchase contracts, spot-deferred contracts, option and/or other price hedging and price protection arrangements and mechanisms, and speculative purchases and sales of forward futures and option contracts, both on and off commodity exchanges;

“US GAAP” means generally accepted accounting principals in the United States of America; and

“Work Plan and Budget” means the Work Plan and Budget as approved by the Board in accordance with Article 7, as amended from time to time.

1.2

Appendices

The following appendices are attached to and incorporated into this Agreement by this reference:

Appendix A

Description of Properties

Appendix B

Accounting Procedure

Appendix C

Net Smelter Returns Royalty

Appendix D

Excluded Assets

1.3

Interpretation

In this Agreement and in the Schedules, except to the extent that the context otherwise requires:

(a)

the Table of Contents and headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b)

words and terms importing the plural include the singular and vice versa;

(c)

words importing gender include all genders;

(d)

unless otherwise specified, references to Articles, Sections, sub-sections and Schedules are references to Articles, Sections and sub-sections of, and Schedules to, this Agreement;

(e)

unless otherwise specified, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, modified, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set out herein;

(f)

a reference to any party shall include its successors and permitted assigns;

(g)

a reference to an agreement, law, statute, decree, regulation or other legal instrument shall be construed as a reference to such agreement, law, statute, decree, regulation or other legal instrument as the same may be amended, varied, supplemented, novated, assigned or re-enacted from time to time;

(h)

references to “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the ownership of at least 50% of the voting or economic interests in the subject person and/or the ability to control in fact the business and affairs of the subject person;

(i)

a reference to “Person” shall be construed so as to include bodies corporate, unincorporated associations, partnerships and individuals;

(j)

other than in relation to this Clause, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(k)

each of the Schedules hereto shall form an integral part of this Agreement and shall have effect as if set out herein;

(l)

subject to the express provisions of this Agreement, where the “consent”, “approval” or the like of a Party is required under this Agreement, it shall be in writing and may be given or withheld in the absolute discretion of such Party;

(m)

where a Shareholder is required to “use reasonable efforts to procure” an act or omission by the JVC, such Shareholder shall use its reasonable efforts to cause the JVC to commit such act or omission by all means within the reasonable control of such Shareholder or any member of its Group, provided that such Shareholder shall not be obliged to incur any material expenditure or assume material liabilities; and

(n)

all references to currency herein are to US Dollars.

ARTICLE 2
THE COMPANY AND ITS SHAREHOLDERS

2.1

Purpose

The JVC has been established solely for the purposes of holding all of the issued and outstanding shares of a company (“MexCo”) which itself has been established for purposes of (i) holding the Properties, (ii) conducting operations at the mills located within the Properties, (iii) exploring and studying the economic feasibility of developing the deposits constituting any part of the Properties in accordance with the Work Plan and Budget, (iv) developing, financing, constructing, owning and operating any mine and associated infrastructure on the Properties as contemplated in the Work Plan and Budget approved in accordance with the terms of this Agreement, and (v) undertaking any other business activities relating, directly or indirectly, to the foregoing (collectively, the “Project”).  Without restricting the powers of the JVC and the MexCo, the Parties intend that the JVC and the MexCo remain a single purpose entity dedicated to the Project.

2.2

Place of Business

The address of the registered office of the JVC shall be situated in a location agreed upon by Tara and CME but may subsequently be moved to another location in the same jurisdiction if approved by the Board in accordance with this Agreement.  The JVC may have such other offices and branches as may from time to time be approved by the Board in accordance with this Agreement.

The address of the registered office of the MexCo shall be situated in Mexico but may subsequently be moved to another location in Mexico if approved by the Board in accordance with this Agreement.  The MexCo may have such other offices and branches within Mexico as may from time to time be approved by the Board in accordance with this Agreement.  The MexCo shall be domiciled in Mexico and shall not conduct business in any jurisdiction other than Mexico, except as may be necessary or incidental to the Project, without the prior approval of the Board given in accordance with this Agreement.

2.3

Compliance with Applicable Laws, etc.

The Shareholders shall:

(a)

use their reasonable efforts to procure that the JVC and the MexCo shall comply in all material respects with all Applicable Laws;

(b)

use their reasonable efforts to procure that the Project shall be operated in a manner consistent with internationally recognized standards and best practices for sustainable development in the mining industry;

(c)

procure that the JVC and the MexCo comply with its obligations under this Agreement and any ancillary agreements;

(d)

use their reasonable best efforts to procure that the JVC and the MexCo shall do or cause to be done all things necessary to obtain and maintain in full force and effect all authorizations issued by any Governmental Body which may at any time be required under Applicable Laws to enable the JVC and the MexCo to conduct its business in accordance with this Agreement and in accordance with any lawful decisions of the Shareholders or the Board;  and

(e)

use their reasonable efforts to procure that the JVC and the MexCo shall pay all taxes, assessments and other governmental charges of any kind imposed on or in respect of its income, gains, business or assets and in respect of taxes or other amounts which it is required by Applicable Laws to withhold from amounts paid by it to its employees or any other Person before any penalty or interest accrues on the amount payable and before any lien on the property of the JVC or the MexCo exists as a result of non-payment, provided that nothing herein shall require the JVC and the MexCo to pay or withhold any amount if it is diligently contesting its alleged obligation to do so in good faith through appropriate proceedings and is maintaining appropriate reserves or other provisions in respect of the contested amount as may be required under IFRS or any applicable accounting policy.

2.4

Related Party Contracts

(a)

All Related Party Contracts shall be entered into upon and subject to terms and conditions that are commercially reasonable and are at least as favourable to the JVC and the MexCo taken as a whole as those that would be reasonably expected to be obtained in an arm’s length transaction between unrelated parties.

(b)

No Shareholder shall enter into any Related Party Contract with the JVC or the MexCo that does not comply with paragraph (a) above.

2.5

Relationship of Parties

Nothing herein shall be construed to create a partnership between or among the Parties or any of them.  Except as expressly provided by this Agreement, nothing herein or therein shall be construed to authorize any Party to act as the agent of any other Party, nor to permit any Party to act on behalf of or bind any other Party, nor to give any Party the authority to act for, or to assume or incur any obligations or liabilities on behalf of, any other Party.

2.6

Competing Business

(a)

Subject to Clause 2.7, no Shareholder shall have any obligation to offer or provide to the JVC or any other Shareholder any option or other right or opportunity to pursue or acquire any right, title or interest in any corporate opportunity or business venture prior to pursuing such opportunity or venture for such Shareholder’s own benefit.

(b)

Each Shareholder hereby irrevocably consents to any other Shareholder conducting any business similar to the business of the JVC for its own account or for the account of any other Person unless the conduct of such business is expressly prohibited by the terms of this Agreement.

2.7

Exclusive Vehicle for Undertaking the Project

(a)

During the period specified in paragraph (c) below, if a Shareholder or its Affiliate (the “Acquiring Party”) acquires any mineral rights or any interest in mineral rights, any portion of which is within the Area of Interest, it will promptly notify the other Shareholder and provide details concerning such mineral rights including details as to any prior exploration development and/or mining work, terms on which such property or interest was acquired (including the cost) and an assessment of the likely benefits to the JVC (the “New Opportunity Notice”).

(b)

The other Shareholder will have a period of thirty days following receipt of a New Opportunity Notice to determine if it wishes such property to be included in the Project for purposes of this Agreement by giving written notice to such effect to the Acquiring Party.  Upon receipt of such notice the Acquiring Party will forthwith transfer (or cause to be transferred) such property to the MexCo, and the JVC will reimburse the Acquiring Party for costs incurred by the Acquiring Party to the date of transfer.

(c)

The restriction in paragraph (a) above shall apply to a Shareholder (and all members of its Group) during the period commencing on the Effective Date and ending at the time such Shareholder ceases to own any Shares;

(d)

Each of the Shareholders agrees and acknowledges that the restrictions contained in this Clause are reasonable and necessary for the protection of the JVC’s legitimate business interests and the protection by the Shareholders of their legitimate interests in the JVC.

(e)

If the restrictions in this Clause shall be found to be void or voidable but would be valid and enforceable if some part or parts of such restrictions were deleted or modified, such restrictions shall apply with such deletions or modifications as may be necessary to make such restrictions valid and enforceable and having, to the extent possible, the same commercial effect as the restrictions they replace.

2.8

Compliance by Agents

Each Shareholder shall procure that no breach of this Agreement arises as a direct or indirect result of any action or omission by any employee or agent of such Shareholder.

2.9

Mexican Mining Law

The parties agree that if any amendment, re-enactment or replacement of the Mexican Mining Law shall materially affect or otherwise change the manner in which this Agreement operates, the enforceability of this Agreement (or any provision hereof) or otherwise materially and detrimentally affect the rights or interests of any Shareholder under this Agreement or as a holder of Shares, such parties shall negotiate in good faith with a view to amending the terms and conditions of this Agreement (and, if necessary or desirable, the constitutional documents of the MexCo) on a basis that preserves (as near as may be practicable) the rights and interests of all the parties hereunder.

ARTICLE 3
MANAGEMENT OF THE COMPANY

3.1

Management Structure

3.1.1

General. The Board shall supervise the management of the Business of the JVC. Subject to the oversight of the Board, the Operator and its duly authorized officers shall be responsible for the day to day management of the MexCo and shall have authority to act for, or assume any obligation or responsibility on behalf of, the MexCo solely in accordance with the provisions of this Agreement, the Work Plan and Budget or any written resolution of the Board.

3.1.2

Board of MexCo. The board of the MexCo will consist of two representatives of Tara and two representatives of CME, provided that each such representative is authorized to act as director of the MexCo under the laws of Mexico.

3.2

Voting of Shares

3.2.1

The Shareholders shall cause such meetings of the JVC to be held, votes cast, resolutions passed, by-laws enacted, documents executed and all things and acts done to ensure that the arrangements described herein are carried out.

3.3

Composition of the Board

3.3.1

The Board shall be comprised of five directors of whom three shall initially be nominated by CME and two shall be nominated by Tara, subject to change in accordance with Sections 3.3.2 and 3.6(c).  Each Shareholder shall be entitled to nominate one director to the Board as long as its Ownership Interest is at least 25%.  In the event of any increase or decrease in the number of directors, to the extent possible, each Shareholder shall be permitted to nominate a number of directors to the Board which is closest (rounding up or down to the nearest whole number) to being proportional to its Ownership Interest, but in any event a Shareholder whose Ownership Interest is more than 50% shall be entitled to nominate the majority of the directors on the Board.  Each Shareholder agrees to vote in favour of the other Shareholder’s nominee(s), provided that the nominee is a director, officer, employee or shareholder of the other Shareholder, as provided by this Section 3.3.1 in order to cause their election to the Board.

3.3.2

If following any change in the related Ownership Interests of the Shareholders there has been a change in the entitlement of the Shareholders to nominate directors for election to the Board (calculated on the basis set out in Section 3.3.1), then the Shareholder whose nomination rights have decreased shall promptly cause a sufficient number of its nominee directors to resign in order to create vacancies on the Board to allow the other Shareholder whose nomination rights have increased to nominate additional directors and such other Shareholder shall then nominate additional directors to fill the vacancies.  Any Shareholder may at any time direct that one or more of its nominee directors resign, be suspended, be removed, replaced, or both, which direction shall be given effect immediately by the Shareholders.

3.4

Proceedings of the Board

3.4.1

In addition to such requirements as are prescribed by Applicable Law, a quorum for meetings of the Board (a “Quorum”) must include one director nominated by each Shareholder so long as the Ownership Interest of that Shareholder is at least 25%.  Notwithstanding the foregoing, if at the time scheduled for a meeting a Quorum is not present or represented because at least one director nominated by the particular Shareholder is not in attendance or represented, then (i) the meeting shall be adjourned to the same time and place on a Business Day which is no sooner than 24 hours and no later than 72 hours thereafter or such other time, place and/or date as both Shareholders agree, (ii) Notice of the adjourned meeting shall be given to such Shareholders and all directors and (iii) at such adjourned meeting the Quorum shall not require the attendance of a director nominated by the Shareholder whose director(s) failed to attend the first Board meeting.

3.4.2

Except as provided in Section 3.6 and as expressly provided in any other provision of this Agreement, all decisions or actions of the Board shall require Majority Board Approval.

3.4.3

The Board shall appoint one of the directors as Chair of the Board who shall act as such for one calendar year or until a replacement is appointed.  The director to be Chair of the Board shall be nominated from time to time by the directors nominated by the Shareholder(s) holding Ownership Interests aggregating more than 50% of the issued Ownership Interests.

3.4.4

The Board shall meet on an as needed basis, but not less frequently than quarterly.  Any director may, by giving written notice to the Chairman of the Board and all other directors, request that the Chairman of the Board call a meeting of the Board.  Subject to Applicable Law, if the Chairman of the Board does not call a meeting of the Board within 10 days after receiving such Notice, then such director may call a meeting acting alone.  The parties to this Agreement shall take such steps as are required under Applicable Law in order to ensure that at least one director nominated by each Shareholder is entitled to call a meeting of the Board.  All meetings of the Board shall be held on not less than 10 days’ Notice to all directors or on shorter Notice if all directors consent thereto, unless notice is waived by all directors.  Attendance or participation at a meeting of the Board by a director shall constitute a waiver of notice.  Meetings of the Board shall be held in Las Vegas, Nevada or such other place permitted by Applicable Law and the JVC Articles as approved from time to time by Majority Board Approval.  Meetings of the Board may also be held by means of such telephone, electronic or other communications facilities as permit all individuals participating in the meeting to communicate with each other simultaneously and instantaneously.

3.4.5

Subject to Applicable Law, in lieu of a meeting, resolutions of the Board may be validly passed by an instrument in writing signed by all directors and in such case shall be effective as of the date signed by the last director.

3.5

Shareholder Meetings

3.5.1

A quorum for all meetings of Shareholders (a “Shareholder Quorum”) shall consist of Shareholders present in person or by proxy representing (i) a majority of the issued Ownership Interests and (ii) subject to the rates for the abridgement of quorum requirements in this Section 3.5.1, each Shareholder holding 20% or more of all issued Ownership Interests; provided that if at the time scheduled for a meeting a Shareholder Quorum is not present because a Shareholder is not represented, then (A) the meeting shall be adjourned to the same time and place on a Business Day determined by the Shareholder represented at the meeting which is no sooner than 24 hours and no later than 72 hours thereafter or such other time, place and/or date as both Shareholders agree, (B) Notice of the adjourned meeting shall be given to such Shareholders and (C) at such adjourned meeting the quorum shall not require the attendance of any such Shareholders.

3.5.2

Except as provided in Section 3.6 and as expressly provided in any other provision of this Agreement, or as otherwise required by Applicable Law, all Shareholder decisions and actions shall require Majority Shareholder Approval.

3.5.3

At a minimum, the Shareholders shall meet not less frequently than required by Applicable Law.  The Board shall be responsible for calling meetings of Shareholders, which shall be held on not less than 15 Business Days’ Notice or such shorter period as permitted by Applicable Law and the JVC Articles.  Notwithstanding the foregoing, any Shareholder may, at any time by giving Notice to the Chairman of the Board and all other directors, request that the Board call a meeting of Shareholders.  If the Board does not call a meeting of Shareholders within 10 Business Days after receiving such Notice, then the requesting Shareholder shall be entitled to call the meeting directly.

3.5.4

All meetings of the Shareholders shall be held in [Las Vegas, Nevada or such other place permitted by Applicable Law and the JVC Articles as approved from time to time by Majority Shareholder Approval.

3.6

Matters Requiring Special Approval

The following matters shall require Special Approval, which must be obtained as provided in Section 3.7:

(a)

any amendment to the organizational documents of the JVC;

(b)

the selection or change of auditors of the JVC;

(c)

the engaging in any business other than the Project;

(d)

any increase or decrease in the number of directors on the Board;

(e)

any increase or decrease in the authorized capital of the JVC or alteration to the share capital of the JVC;

(f)

any issuance, repurchase, cancellation or sale of securities of the JVC (or rights to acquire securities of the JVC), and any Encumbrance on, securities of the JVC other than in accordance with an Approved Financing Plan;

(g)

any adoption, approval or recommendation of any plan of complete or partial liquidation, merger, spin-off, demerger or consolidation of the JVC;

(h)

any declaration or payment of dividends, including any declaration or payment of a special dividend, or other distributions on any JVC Securities, other than in accordance with an approved distribution policy;

(i)

approval of any changes to an approved distribution policy;

(j)

any incurrence of debt by the JVC, except as set out in an Approved Financing Plan, other than the incurrence of trade debt in the ordinary course or the procurement of any letters of credit required in the ordinary course, in both cases under this proviso, consistent with an approved Work Plan and Budget;

(k)

subject to Applicable Law, any filing of a petition or application by the JVC relating to bankruptcy, insolvency, readjustment of debt, moratorium on payments or creditors’ rights;

(l)

any determination to permanently or temporarily suspend operations (other than due to operational conditions) of the Project where such suspension would have an aggregate cost in any Fiscal Year in excess of $1 million];

(m)

any acquisitions or dispositions by the JVC, other than in accordance with a provision of an approved Work Plan and Budget, of any assets, including any property, business, corporation (or other entity or division thereof), having an aggregate value in any Fiscal Year in excess of $$500,000, other than sales of inventory in the ordinary course of business;

(n)

any expenditures totalling more than $2 million for expansion of beneficiation plants;

(o)

any Encumbrance on the properties or material assets of the JVC, other than (i) any Encumbrance or debt in accordance with an Approved Financing Plan, (ii) any debt incurrence approved by way of Special Approval, (iii) statutory liens imposed by a Governmental Body, (iv) Encumbrances arising by operation of law or (v) Encumbrances arising in the ordinary course of business as contemplated by an approved Work Plan and Budget; and

(p)

Any change of the Fiscal Year end of JVC.

3.7

Special Board Approvals and Special Shareholder Approvals

The matters set out in Section 3.6 relating to the governance of the JVC shall require the following approvals:

(a)

if the matter pertains to the Business of JVC and, under Applicable Law, is properly within the authority of the Shareholders, it must be approved by a Special Shareholder Approval; or

(b)

if the matter pertains to the Business of the JVC and, under Applicable Law, it is not required to be approved by the Shareholders, it must be approved by a Special Board Approval.

3.8

Marketing

CME shall have the exclusive right to market all Product from the Project MexCon accordance with the terms of the CME Marketing Agreement.  Neither CME, the MexCo nor the JVC shall engage in any Trading Activity unless approved by Special Approval pursuant to the terms of this Agreement.

3.9

Management and Operation of the JVC

CME shall be the initial Operator and shall provide and operator services to the MexCo.

ARTICLE 4
OPERATOR

4.1

Appointment as Operator

As of the Effective Date, CME shall continue to act as Operator of the Project.  However at any time after a Non-Operator holds greater than a 70% Ownership Interest in the JVC, the Non-Operator will have the election to become the Operator and upon making such an election, CME will be deemed to resign as Operator and the Non-Operator will become Operator on the date established by the Board.

4.2

Resignation[return to original numbering]

The Shareholder acting as Operator may resign as Operator on at least 90 days’ notice to all the Shareholders.

4.3

Removal of Operator

The Board may remove the Shareholder acting as Operator, effective the date designated by the Board if:

(a)

that Shareholder makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver for all or substantially all of its property, or files a petition in bankruptcy or is adjudicated bankrupt or insolvent; or

(b)

a court order is entered without that Shareholder’s consent:

(i)

appointing a receiver or trustee for all or substantially all of its property; or

(ii)

approving a petition in bankruptcy or for a reorganization pursuant to the applicable bankruptcy legislation or for any other judicial modification or alteration of the rights of creditors; or

(c)

the Operator is in default under this Agreement and fails to cure such default, or to commence bona fide curative measures, within 30 days of receiving notice of the default from a non Operator; or

(d)

the Operator fails to meet any of its material obligations pursuant to Section 5.3.

4.4

Selection of New Operator

If a Shareholder resigns or is removed as Operator, the other Shareholder will become the Operator effective the date established by the Board, provided that is such Shareholder is unwilling or unable to act as Operator, the Board may  appoint a third party to operate the Project.

4.4.1

New Operator Liabilities

The new Operator will assume all of the rights, duties, and status of the previous Operator as provided in this Agreement.  The new Operator will have no obligation to hire any employees of the former Operator resulting from this change of Operator.

4.5

Transition to New Operator

Upon ceasing to be Operator, the former Operator will forthwith deliver to the new Operator custody of all Assets, Properties, books, records, and other property both real and personal which it prepared or maintained in its capacity as Operator.

4.6

NI 43-101 Data

The Operator will make available to the Non-Operator all such material and data including interpretive data generated from activities on the Properties as may be required by a Qualified Person as defined in National Instrument 43-101 for the purpose of preparing any reports as may be required by a Non-Operator Shareholder for disclosure purposes.  No Shareholder will be obligated to disclose proprietary information or techniques.

ARTICLE 5
RIGHTS, DUTIES AND STATUS OF OPERATOR

5.1

Status of Operator

The Operator in its operations hereunder will be deemed to be an independent contractor.  The Operator will not act or hold itself out as agent for any of the Shareholders nor make any commitments on behalf of any of the Shareholders unless specifically permitted by this Agreement or directed in writing by a Shareholder.

5.2

General Duties

Subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable grounds by virtue of its status as an independent contractor, the Operator will perform its duties hereunder in accordance with the directions of the Board and in accordance with this Agreement.  The Operator will manage and carry out Operations substantially in accordance with Work Programs, Mine Maintenance Plans and Mine Closure Plans adopted by the Board and in connection therewith will, in advance if reasonably possible, notify the Board of any change in Operations which the Operator considers material and if it is not reasonably possible, the Operator will notify the Board so soon thereafter as is reasonably possible.

5.3

Duties and Obligations of Operator

The Operator will have the sole and exclusive right and authority to manage and carry out all Operations in accordance herewith and to incur the Expenditures required for that purpose.  In so doing the Operator will:

(a)

implement the decisions of the Board;

(b)

comply with the provisions of all agreements or instruments of title under which the Properties or Assets are held in good standing;

(c)

prepare and present to the Board all Programs;

(d)

conduct Operations and incur Expenditures in accordance with the Programs as approved by the Board;

(e)

pay all Expenditures properly incurred promptly as and when due and advise the Board if it lacks sufficient funds to carry out its responsibilities under this Agreement;

(f)

do such acts, and pay as Expenditures such fees and rents as may be required to keep the Project in good standing;

(g)

perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may be necessary to maintain the Properties in good standing, including, without limiting generality, staking and restaking mining claims, and applying for licenses, leases, grants, concessions, permits, patents and other rights to and interests in the Mineral Rights;

(h)

keep the Properties and Assets free of all liens and Encumbrances (other than those, if any, in effect on the Effective Date, those the creation of which is permitted pursuant to this Agreement, or builder’s or mechanic’s liens) arising out of the Operations and, in the event of any lien being filed as aforesaid, proceed with diligence to contest or discharge the same;

(i)

with the approval of the Board prosecute claims and, where a defence is available, defend litigation arising out of the Operations, provided that any Party may join in the prosecution or defence at its own expense;

(j)

maintain books of account in accordance with the Accounting Procedure, provided that the judgment of the Operator as to matters related to the accounting, for which provision is not made in the Accounting Procedure, will govern if the Operator’s accounting practices are in accordance with accounting principles generally accepted in the mining industry in the United States of America;[need accounting review of Accounting Procedure]

(k)

perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and other  best international mining practices, and in substantial compliance with all applicable federal, provincial, territorial and municipal laws, bylaws, ordinances, rules and regulations and this Agreement;

(l)

keep in electronic and paper format full and complete records of all Project exploration and development work, funding, Expenditures, expenses, revenues, mining, milling and processing data, and other metrics together with the results of surveys, drilling, assays made, shipments and ensure that all such records and results shall be available for inspection by the Non-Operator;

(m)

provide weekly reports summarizing daily production data and other metrics deemed by the Board as critical or material in assessing the status of the Project at any given time, and promptly notify the Non-Operator of any and all material milling/processing issues that may significantly vary from expected results;

(n)

prepare and deliver the reports provided for in Subsection (s) and in Section 6.8;

(o)

conduct all activities in compliance with the Applicable Laws and regulations governing the Project and do all things reasonably necessary to maintain the Properties in good standing;

(p)

maintain adequate insurance coverage in accordance with normal industry standards and practice, naming the parties as insured and protecting the parties from third party claims, and shall provide satisfactory evidence of such insurance at the request of the Non-Operator;

(q)

use qualified and licensed employees, agents and independent contractors under the management and direction of the Operator of the Project and any payment for wages, benefits, any statutory withholdings or remittances, employment related matters or applicable contractual fees required to be paid to the workforce will be made by the Operator.

(r)

pay or cause to be paid all invoices for all materials and services purchased by the Operator in connection with work on the Project;

(s)

produce accurate, comprehensive and complete monthly financial and accounting reports, to be delivered to Tara no later than the 10th business day following the end of each month;

(t)

permit the Non-Operator or its duly authorized agents upon reasonable prior notice to have access to the Project Area in order to examine any work carried out, provided however that neither the Non-Operator nor its agents shall interfere or obstruct the operation of the Operator, its employees, agents, and contractors in the Project Area, and further provided that the Non-Operator and its agents shall enter upon the Project Area at their own risk; and

(u)

have such additional duties and obligations as the Board may from time to time determine.

5.4

Qualifications of Operator

The Operator itself or through its affiliate, will be duly authorized to conduct business in the jurisdiction in which the Properties are located and will hold all necessary licences and authorities as necessary to act in such capacity.  Any Shareholder may request the Operator to provide evidence of such authorization, licences and authorities.

5.5

Shareholders to Keep Operator in Funds

The Operator's obligation to manage and carry out Operations approved by the Board or to perform any of its duties or obligations under this Agreement is subject to the other Shareholder paying its Proportionate Share of funds required for operations in a timely way according to Programs and Contribution Demands as approved by the Board.  If the Operator anticipates that Expenditures to complete any approved Operations will exceed those budgeted, including any contingency amounts, it will give notice to the Board and if the Board, does not approve an increase in the Expenditures budgeted for those Operations, the Operator may suspend any approved Operations upon the funds budgeted therefor having been exhausted.

ARTICLE 6
PROJECT WORK PLANS AND BUDGETS

6.1

Operations Pursuant to Programs

Commencing on the Effective Date, all Operations will be planned and conducted and all estimates, reports and statements will be prepared and made on the basis of a Fiscal Year.  Operations shall be conducted, Expenditures shall be incurred, and Assets shall be acquired only pursuant to Programs approved pursuant to Section 6.3.

6.2

Preparation of Programs

The Operator will prepare draft Programs for consideration by the Board.  Each Program will cover a Fiscal Year unless otherwise authorized by Majority Board Approval, and shall each be an integrated Work Plan and Budget addressing the activities of the JVC MexCo and shall be prepared by Operator.  The draft Program shall contain such details as to the nature, timing and projected costs of, and sources of funds for and from, operations, activities, expenditures and acquisitions to be made or conducted during the Fiscal Year as are customary in the industry and shall contain detailed operating and capital budgets for the JVC, all as may be appropriate to the stage of the Project and the activities of the JVC. A proposed Work Plan and Budget for each Fiscal Year shall be delivered to the Shareholders for consideration not later than 60 days prior to the commencement of such Fiscal Year.

Operations, estimates of all Expenditures to be incurred and an estimate of the time when they will be incurred, and will be delivered to each Shareholder by no later than 60 days prior to the period to which the draft Program relates.  Each draft Program will be accompanied by such reports and data as are reasonably necessary for each Shareholder to evaluate and assess the results from the Program for the then current year and, to the extent not previously delivered, from earlier Programs.

6.3

Approval of Programs

The Board will review the draft Program prepared and, if it deems fit, adopt the Program with such modifications, if any, as the Board deems necessary by September 1 in the Fiscal Year immediately preceding the Fiscal Year to which the Program relates provided, however, that the Board, may from time to time and any time amend any Program.  The Operator will be entitled to an allowance for an Expenditure overrun of 20 % in addition to any budgeted Expenditures and any Expenditures so incurred will be deemed to be included in the Program, as adopted.    The estimates of Expenditures contained in the approved Program shall form the basis of the Contribution Demands as set forth in Article 8 hereto.  Until a Program is approved by the Board, operations shall continue in accordance with the then current plans as approved by the Management Committee.

Such proposed Work Plan and Budget, if approved by the Board, with such amendments thereto as the Board may approve, shall constitute the Work Plan and Budget for the period covered thereby.  Except for items requiring a Special Approval, each Work Plan and Budget shall require Majority Board Approval.  All items contained in an Work Plan and Budget that do not require a Special Approval shall be deemed approved if the relevant Work Plan and Budget is approved by Majority Board Approval.

At each quarterly meeting of the Board (and at such other times as the Board may require), Operator shall discuss the most recent periodic reports prepared pursuant to Section 6.8 and shall identify any variances expected to occur in respect of the then-current Work Plan and Budget, provided that no variances shall require any further approval of the Board.

6.4

Monies Spent Ratably

The Operator will expend all monies advanced by a Shareholder pro rata with the advances of the other Shareholders.  If the Operator suspends or prematurely terminates a Program, any funds advanced by a Shareholder in excess of that Shareholder’s Proportionate Share of Expenditures incurred prior to the suspension or premature termination will be refunded within 60 days of the suspension or premature termination. The Operator shall immediately notify the Board of any material departure from an approved Program. Unless approved unanimously by the Board or directly caused by an emergency or unexpected expenditure made pursuant to Section 6.5, the Operator will be exclusively liable for the payment of all Expenditures incurred in excess of 120% of any budgeted Expenditures and such excess shall not be included in the calculations of the Ownership Interests. Program budget overruns of ten percent (20%) or less shall be borne by the Shareholders in proportion to their respective Ownership Interests as of the time the overrun occurs.

6.5

Emergency Expenditures

In case of emergency, the Operator may take any action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Operator may also make reasonable expenditures on behalf of the Shareholders for unexpected events that are beyond its reasonable control. In the case of an emergency or unexpected expenditure, the Operator shall promptly notify the Shareholders of the expenditure, and the Operator shall be reimbursed therefor by the Shareholders in proportion to their respective Ownership Interests at the time the emergency or unexpected expenditure is incurred.

6.6

Suspension on Premature Termination of Program

Unless otherwise directed by the Board, the Operator may suspend or terminate prematurely any Program when the Operator, in good faith, considers that conditions are not suitable for the proper continuation or completion of the Program or the results obtained to that time eliminate or substantially impair the technical rationale on which the Program was based.  If any Program is altered, suspended or terminated prematurely so that the Expenditures incurred on that Program as altered, suspended or terminated are less than 80% of the Expenditures set out in the adopted Program, any

Shareholder which elected not to contribute to that Program will be given notice of the alteration, suspension or termination by the Operator and will be entitled to contribute its Proportionate Share of the Expenditures incurred on that Program by payment thereof to the Operator within 30 days after receipt of the notice, but will not be entitled to review the results of the Program until it has made full payment. If payment is not made by that Shareholder within the 30 days aforesaid it will forfeit its right to contribute to that Program without a demand for payment being required to be made thereafter by the Board.  If payment is made by that Shareholder within the 30 days as aforesaid, the Operator will distribute the payment to the original Shareholders pro rata according to their respective contributions to the Program, and will deliver to the new Shareholder copies of all data previously delivered to the other Shareholders with respect to that Program.

6.7

Failure of Operator to Submit Program

If the Operator fails to submit a draft Program or a revised Program by the date set out in this Agreement, unless the Board has granted and extension, the following will apply:

(a)

the Operator will not be entitled to submit a draft Program or revised Program for the subject period;

(b)

any Shareholder, other than the Operator, whose Ownership Interest is not less than 20% may, within 15 days following the date by which the Operator’s draft Program or revised Program was due, submit a draft Program (the “Non Operator’s Program”) for the subject period for consideration by the Board;

(c)

the Board will review the Non Operator’s Program and, if it deems fit (the Operator not being entitled to vote with respect thereto), adopt the Non Operator’s Program with such modifications, if any, as the Board deems necessary; the adopted Program will then be submitted to the Shareholders pursuant to Section 6.3;

(d)

if the Operator is a Shareholder and elects to contribute to the Non Operator’s Program, it will remain as the Operator for the duration of the Non Operator’s Program;

(e)

if the Operator is a Shareholder and elects not to contribute to the Non Operator’s Program, it will cease to be the Operator for the duration of the Non Operator’s Program, and the Board will appoint another Shareholder as Operator (the former Operator not being entitled to vote with respect thereto); and

(f)

following the completion of the Non-Operator’s Program the former Operator will, subject to the provisions of subsections 4.4, 4.5 and 4.6, automatically become the Operator.

6.8

Periodic Reports

6.8.1

JVC shall cause the Operator to prepare and provide to the Board monthly reports.  Such monthly reports shall set forth (i) the actual results of operations of the JVC, as compared to the approved Work Plan and Budget applicable to that month and for the then-current Work Plan and Budget to the applicable date and (ii) a reconciliation of all cash calls made and loans obtained during the then-current budget period to expenditures made by or on behalf of the JVC during such period.  Such reports shall be prepared and provided within 15 days after the end of each month.

6.8.2

Within 60 days following the end of each period to which a Work Plan and Budget relates, JVC shall cause the Operator to prepare and provide to the Board a report on the results of such Work Plan and Budget, a reconciliation of actual to budgeted costs and an explanation of any material deviation of actual results and costs to planned results and budgeted costs.

6.8.3

JVC shall provide copies of all of the reports described in this Section 6.8 to the Shareholders.

ARTICLE 7
CAPITAL OF AND INTEREST IN JVC

7.1

Shareholder Funding Account

For purposes of calculating the Ownership Interests of the Shareholders in the JVC at any time and from time to time, the JVC shall maintain an account for each Shareholder (the “Shareholder Funding Account”) to which shall be credited in US dollars all amounts paid (or deemed pursuant to any provision of this Agreement to have been paid) by that Shareholder to the JVC subsequent to the Effective Date by way of share subscription, capital contribution or Shareholder loans (collectively “Shareholder Funding”)

7.2

Initial Shareholder Funding Accounts

7.2.1

The initial Shareholder Funding Accounts and the resulting respective Ownership Interests shall for purposes of this Agreement be deemed to be as follows on the Effective Date:

	Funding Account	Ownership Interest
CME	$<*>	50%
Tara	$<*>	50%

7.2.2

Determination of Ownership Interest. The Shareholder Funding Accounts shall be adjusted from time to time in accordance with the provisions of this Agreement and the respective Ownership Interest of each Shareholder at any time shall be determined on the basis of the following formula:

Ownership Interest = SFA

          T

Where:

SFA

= that Shareholder's Funding Account balance at such time

T

= the total of all Shareholder Funding Accounts at that time.

In determining the Ownership Interest of each Shareholder in accordance with the foregoing, decimals of .005 or more shall be rounded up to .01 and decimals of less than .005 shall be rounded down and the resulting Ownership Interest then expressed as a percentage. The combined Ownership Interests of the Shareholders shall at all times be equal to 100%. In the event however, that a Funding
Contribution Demand is made to the Shareholders, the ownership interest shall not be adjusted until the period in which the Contribution Demand subject to Section 9.6.2 herein has expired.

7.3

Share Ownership

On the Effective Date the Company has <*> Shares issued and outstanding, all of which are owned as follows:

Shareholder	Number of shares	Percentage
CME	<*> shares	(50%)
Tara	<*> shares	(50%)
Total	<*> shares	(100%)

It is the Parties’ intention that the number of issued and outstanding Shares owned by a Shareholder at any time, when expressed as a percentage of all of the issued and outstanding Shares at that time, shall be equal to that Shareholder's Ownership Interest at that time provided that for this purpose the Shares and Ownership Interests of Affiliates shall be aggregated.

ARTICLE 8
FUNDING OF OPERATIONS

8.1

General Funding Obligation

The JVC shall be responsible for the raising of all cash necessary to fund Work Plans and Budgets approved in accordance with the terms of this Agreement.  The Board shall determine the extent to which and the sources from which funds shall be required to fund such Work Plans and Budgets.  In making such determination, the Board shall consider third party financing and the JVC’s net operating cash flow before requesting funding contributions from Shareholders.

8.2

Contribution Demands

Upon the approval by the Board of a Work Program and Budget for the relevant Fiscal Year, the Operator shall within 10 Business Days issue or cause to be issued a written notice to each Shareholder (a “Contribution Demand”) for payment of funds as shall be required to finance the Operations in accordance with the Work Program and Budget for such Fiscal Year, or as required to meet emergency expenditures incurred in accordance with Section 6.5.  Such Contribution Demands shall be made in advance in amounts such that at all times the Project has a maximum of 120 days and a minimum of 90 days working capital.  Contribution Demands shall be made to each Shareholder only in respect of funds as required by a Program and shall be funded by each Shareholder pro rata in accordance with their respective Ownership Percentages at such time.

8.3

Information

Each Contribution Demand shall contain the following information:

(a)

the total amount of funds requested from all Shareholders;

(b)

the Ownership Interest Percentage of each Shareholder as at the date of the Contribution Demand and the corresponding funds required from each Shareholder;

(c)

the bank account designated by the Operator, if any, to which the amount contemplated in such request is to be wired or otherwise transferred (if applicable); and

(d)

a reconciliation to the last Contribution Demand issued by the Operator.

8.4

Election to Contribute

Each Shareholder may, within 30 days of receipt of the Contribution Demand, give notice to the Operator committing to contribute its Proportionate Share of the Expenditures for that Work Program and Budget.  A Shareholder which fails to give that notice within the 30 day period will be deemed to have elected not to contribute to that Contribution Demand.  The contributions of the Shareholders toward the Expenditures will be individually and separately provided by them.

Subject to Section 9.6, each Shareholder shall, not later than 1:00 p.m. (Pacific time) on the due date for each Contribution Demand, contribute or cause to be contributed to JVC the funds (in US$ and in the manner specified in the Contribution Demand) which it is required to contribute or cause to be contributed as provided herein.

8.5

Election Not to Contribute & Defaults

If any Shareholder elects not to contribute in respect of a Contribution Demand or defaults in respect of a Contribution Demand to which it had agreed to contribute, that Shareholder which contributed to said Contribution Demand may thereupon elect to increase its contribution in respect of the Work Program and Budget, by the amount which the other Shareholder has declined to contribute, and the Ownership Interest of the non-contributing Shareholder shall forthwith be reduced in accordance with the formula set forth in Section 8.2.2.

8.6

Funding of Contribution Demand

8.6.1

Subject to the foregoing, each Shareholder shall contribute or cause to be contributed to the JVC that percentage of all costs incurred or to be incurred by the MexCo Operator (including any budget overruns required to be funded by the Shareholder) in carrying out any approved Work Plan and Budget equal to such Shareholder’s Ownership Interest [determined as of the date of the Contribution Demand.

8.6.2

Unless otherwise indicated in a Contribution Demand, each Shareholder shall pay its Expenditures provided for therein in US dollars within thirty Business Days of receipt thereof, provided that for so long as CME shall be the Operator of the Project, with respect to any Contribution Demand made to Tara, the due date for Tara to pay its Expenditures shall be 180 days from the date of the Contribution Demand.  Time is of the essence in the performance by each Shareholder of the obligations under this subsection 9.6.

8.7

Conversion of Ownership Interest; NSR Royalty

8.7.1

If at any time the Ownership Interest of a Shareholder and its Affiliates in the aggregate falls to ten percent (10%) or less (the “Converting Shareholder”), that Ownership Interest may at any time thereafter at the option of the other Shareholder be cancelled or conveyed to the other Shareholder, as the other Shareholder may elect, and the Converting Shareholder shall in consideration for such cancellation or conveyance be granted (by the JVC, in the case of cancellation, and by the other Shareholder in the case of conveyance) a two percent (2%) net smelter royalty (the “NSR Royalty”) with respect to any commercial production from the Project net of any royalty paid to any third party under any pre-existing royalty on production from the Project. The terms of the NSR Royalty are attached as Appendix C hereto.

8.7.2

In order to accomplish and evidence the conversion, the other Shareholder shall notify the Converting Shareholder that the other Shareholder is exercising the conversion option, whereupon the following shall promptly take place:

(a)

The Converting Shareholder shall convey all of its rights or interests, free and clear of all Encumbrances, to the other Shareholder (in the case of a conveyance) or to the JVC (in the case of a cancellation).

(b)

The JVC or the other Shareholder, as the case may be, shall provide to the Converting Shareholder an instrument, in form and substance reasonably satisfactory to the Shareholders and the JVC establishing and evidencing the NSR Royalty and reflecting the terms set out in Appendix C and suitable for public submission, recordation and registration.

(c)

Upon conversion, the Converting Shareholder shall have no further Rights or Interests, except for its NSR Royalty.

8.7.3

The Shareholders shall cooperate in all reasonable ways to minimize any adverse tax consequences that might result from conversion. Accordingly at the request of the other Shareholder, the specific methods and instruments used to accomplish and evidence the conversion may be restructured or revised provided the Converting Shareholder is not adversely affected thereby.

8.7.4

In lieu of granting the NSR Royalty under the terms of this subsection, the other Shareholder may retain an expert to estimate the net present value of an NSR Royalty that would otherwise be provided under this subsection based upon reasonable assumptions regarding continuation of the Project and may tender a cash amount based on this estimate to the Converting Shareholder.  Upon receipt of this tender, the Converting Shareholder may accept the tender or may retain its own expert to estimate the same net present value and present a counteroffer within 60 days of receipt of the other Shareholder’s tender.  If the parties are unable to agree on a cash amount, the parties shall jointly retain a third expert to provide an estimate within 60 days of receipt of the Converting Shareholder’s tender, which shall be the basis of the cash buyout provided it is neither higher nor lower than either of the parties’ tenders.

8.8

Security for Loans

No Shareholder may pledge, mortgage, charge or otherwise encumber its Ownership Interest without the written agreement of the other Shareholder(s).

ARTICLE 9
DISTRIBUTION OF AVAILABLE CASH FLOW

9.1

Distribution by the JVC

9.1.1

The Shareholders acknowledge that the policy of the JVC in respect of payment of dividends and distribution of available cash flow to the Shareholders shall be as determined from time to time by the Board prior to making any distributions, the JVC shall retain 50% of Net Revenues until the reserves are equal to a minimum of $5,000,000.

9.2

Form of Distributions

9.2.1

Subject to Section 9.1 it is the intention of the parties that JVC shall, not less frequently than [quarterly] make contributions to the Shareholders.  Such distributions may be made by way of either dividend or by way of repayment of Shareholder Loans at the option of or as otherwise determined by the Board.

9.3

Financing

9.3.1

The parties hereto acknowledge that the distributions by this Section may be restricted by the terms of Financing Documents or any other financing arrangements to which the JVC is a party.

ARTICLE 10
FINANCIAL STATEMENTS AND REPORTING

10.1

Audit and Inspection Rights

10.1.1

For so long as they remain shareholders and/or creditors of JVC, each of [Tara] and CME shall have full, unrestricted audit and inspection rights with respect to the books and records of JVC, including the right to conduct physical inspections of the Project.  Subject to provisions of this Article 10, the exercise of such rights will be at the sole cost and expense of the party exercising the rights, and must be conducted in such a manner as not to interfere unreasonably with the operations of the JVC.

10.2

Fiscal Year

10.2.1

JVC and MexCo shall have a fiscal year which ends on December 31 (a “Fiscal Year”).

10.3

Reporting Requirements

In addition to any financial statements and reporting required to be prepared or made by JVC under Applicable Law, the parties will cause JVC to prepare, at the expense of JVC:

(i)

any information that may be reasonably required by [Tara] and CME to enable them to comply with Applicable Law pertaining to anti-bribery and anti-money laundering matters, in effect from time to time, which information will be provided promptly upon request therefor;

(ii)

Within 30 calendar days after the end of the Fiscal Year, annual audited consolidated financial statements of JVC prepared in accordance with US GAAP and of the MexCo prepared in accordance with IFRS, which statements shall include reconciliations thereof to US GAAP;  and

(iii)

within 16 calendar days after the end of each Fiscal Year, 14 calendar days after the end of each of the first three fiscal quarters of each Fiscal Year unaudited consolidated financial statements of JVC prepared in accordance with US GAAP and of MexCo in accordance with IFRS and reconciliations thereof to US GAAP.

10.4

Statement of Cash Flows

10.4.1

The financial statements referred to above shall include a statement of cash flows prepared in accordance with IFRS with reconciliations thereof to US GAAP.

10.5

Audited Statements

10.5.1

Notwithstanding the foregoing, if Applicable Law or the accounting rules and regulations to which either [Tara] or CME is subject requires, for any annual financial reporting period of [Tara] or CME, that the annual consolidated financial statements of JVC be audited in accordance with US GAAP the parties will cause JVC to have such statements so audited, at the expense of JVC, within 90 calendar days after the end of such Fiscal Year.  The party requesting such audit shall use its commercially reasonable efforts to give Notice that it requires such an audit to JVC and the other party not later than the end of the relevant Fiscal Year.  If such Notice is not received by JVC and the other party on or before the end of the relevant Fiscal Year, the parties shall use their commercially reasonable efforts to cause JVC to have such statements audited within the timeframe provided above; provided that if the date of receipt of such Notice makes it commercially unreasonable for JVC to have such statements audited within that timeframe, JVC shall have the statements audited in accordance with the foregoing provisions as soon as practicable thereafter.

10.6

Notice from Lender

10.6.1

JVC shall promptly deliver to each Group a copy of any notice, demand or other communication received by it from any lender or its representatives or otherwise pursuant to any financing arrangements put in place by the JVC.

ARTICLE 11
ISSUANCE AND DISPOSITION OF PROJECT INTERESTS

11.1

General Restriction

11.1.1

Notwithstanding any other provision of this Agreement, neither the Tara nor CME may sell, assign, transfer or otherwise dispose of any Project Interests now or hereafter held by it or any interest therein, except in accordance with (i) this Agreement and (ii) any applicable restrictions or rights provided for in any Financing Documents or other financing arrangements the JVC has entered into.  A purported sale, assignment or transfer of, or other disposition, of any Project Interest or any interest therein (including any indirect sale of a Project Interest) in violation of this Agreement shall not be valid.  JVC shall not register any purported sale, assignment or transfer of, or other dealing with, a Project Interest in violation of this Agreement on the share register or other records of JVC, nor shall any voting or other rights attaching to any such Project Interest be exercised or exercisable by the purported recipient, nor shall any interest, dividend or other distribution or payment be paid or made on such a Project Interest to the purported recipient.

11.2

Pre-Emptive Right

Except as expressly provided in this Article 11, no JVC Securities shall be issued by JVC and no option or other right for the purchase of or subscription for any JVC Securities shall be granted at any time after the date hereof except upon compliance with the following provisions.

11.2.1

If JVC proposes to issue any JVC Securities (the “Affected Securities”), JVC shall first offer the Affected Securities for subscription by the Shareholders in proportion to their respective

Ownership Interests at the date of the offer, at the subscription price per share determined by the Board.  Such offer shall be made in writing to each Shareholder.  The offer shall contain a description of the terms and conditions relating to the Affected Securities and shall state the price at which the Affected Securities are offered and the date on which the purchase of Affected Securities by Shareholders is to be completed and shall state that any Shareholder which wishes to subscribe for Affected Securities may do so only by giving Notice of the exercise of the subscription right to JVC within 30 days, or such shorter period as the Shareholders agree subject to Applicable Law, after the date of the offer.  The offer shall also state that any Shareholder which wishes to subscribe for a number of Affected Securities less than or in excess of its proportion shall, in its Notice of subscription, specify the number of Affected Securities less than or in excess of such proportion that it wishes to purchase.  If all the Shareholders do not subscribe for their respective proportion, the unsubscribed Affected Securities shall be applied to satisfy, on a pro rata basis, the subscriptions of Shareholders for Affected Securities in excess of their respective proportion.  If JVC has received subscriptions to purchase which are more than sufficient to exhaust the unsubscribed Affected Securities, the unsubscribed Affected Securities shall be allocated pro rata among the Shareholders who wish to purchase Affected Securities in excess of their respective proportion in proportion to their Ownership Interests at the date of the offer.  If the Affected Securities shall not be capable, without division into fractions, of being offered to or being allocated among the Shareholders in the proportions referred to above, they shall be offered to or allocated among the Shareholders as nearly as may be in the proportions referred to above and any balance shall be offered to or allocated among the Shareholders or some of them in such manner as the Board determines to be equitable.  No Shareholder shall be obliged to purchase any Affected Securities in excess of the number indicated in its subscription.

11.2.2

If any of the Affected Securities of any issue are not subscribed for within the period of 30 days, or such shorter period as the Shareholders agree, after they are offered to the Shareholders, JVC may offer such unsubscribed Affected Securities within the period of 120 days after the expiration of such 30 day period to any Person; provided that the price at which such Affected Securities may be issued shall not be less than the subscription price offered to the Shareholders and the terms of payment for such Affected Securities shall not be more favourable to such Person than the terms of payment offered to the Shareholders, and provided, further, that such Person shall have agreed to be bound by this Agreement pursuant to a counterpart agreement which is in a form acceptable to CME and [Tara], acting reasonably.

11.2.3

If JVC proposes to grant an option or other right for the purchase of or subscription for Affected Securities, such option or other right shall also be made available to Shareholders as nearly as may be possible in accordance with the foregoing.

11.2.4

For greater certainty, this Section 11.2 does not apply to any issuance of JVC Securities pursuant to any Approved Financing Plan or pursuant to the implementation of any Shareholder funding requirements pursuant to Section 8.6.  The provisions of Article 7 and the terms of any Approved Financing Plan shall govern the terms of such issuances, if any, of JVC Securities.

11.3

Transfer Within Group

11.3.1

A Shareholder may at any time assign and transfer all or any part of its Project Interests to a member of its Group, respectively provided that the transferee agrees with the other parties hereto to assume the Project Obligations of the transferor under this Agreement as provided in Section 11.3.3 and, if applicable, under the relevant Shareholder Loan Note, by execution of a counterpart of this Agreement and the relevant Shareholder Loan Note, as applicable, or other agreement in form and substance satisfactory to such other parties, acting reasonably.

11.3.2

If at any time and for any reason a transferee under the provisions of Section 11.3.1, as applicable, which holds Project Interests would cease to be an Affiliate of the transferring Shareholder, as applicable, then such transferring Shareholder, as the case may be, shall cause such Affiliate, prior to its ceasing to be an Affiliate, to transfer, in accordance with Section 11.3.1, all Project Interests held by it to the original transferring Shareholder, as the case may be, or to another Affiliate thereof.

11.3.3

Subject to Sections 11.3.1 and 11.3.4, at the effective time of any assignment or transfer of Project Interests in accordance with this Section 11.3, the transferee shall assume that proportion of the Project Obligations of the transferor equal to the proportion of the transferor’s Project Interests which are the subject of the transfer, and the transferor shall be released from the proportion of the Project Obligations so assumed by the transferee.

11.3.4

No transfer of Project Interests in accordance with this Section 11.3 shall limit or affect any obligation of the transferor under any financing arrangements then in place with the JVC.

11.4

Encumbrance of Project Interests

11.4.1

No holder of Project Interests shall permit any Encumbrance in respect of any of its Project Interests except:[need to reconcile this section with 9.8]

(i)

with the prior written consent of the other parties hereto, which consent may be withheld in the absolute discretion of such parties, and, to the extent required pursuant to Section 3.6, with Special Approval; or

(ii)

to a lender to secure indebtedness of JVC or its subsidiaries in accordance with Financing Documents or any other financing arrangements put in place by the JVC.

11.5

Right of First Refusal

11.5.1

Subject to Section 11.3, if a Shareholder (the “Selling Shareholder”) desires to sell, assign, transfer or otherwise deal with all or any part of its Project Interests and receives a bona fide written offer (a “ROFR Offer”) from a third party (the “ROFR Buyer”) to purchase all or any part of the Project Interests held by the Selling Shareholder (the “Subject Interests”) which it intends to accept, the Selling Shareholder shall not accept the ROFR Offer unless and until the Selling Shareholder has first offered to sell, assign or transfer all the Subject Interests to the other Shareholder (“Buying Shareholder”) on the same terms and conditions as in the ROFR Offer and the same has not been accepted by the Buying Shareholder.

11.5.2

The ROFR Offer must provide for consideration payable in cash.

11.5.3

Promptly following receipt of a ROFR Offer which the Selling Shareholder intends to accept, the Selling Shareholder shall deliver a Notice to the Buying Shareholder (the “ROFR Notice”) which includes a photocopy of the ROFR Offer and any other document evidencing the terms of the ROFR Offer and clearly identifies the ROFR Buyer.

Such ROFR Notice shall be deemed to constitute an offer (the “Offer”) by the Selling Shareholder to the Buying Shareholder to sell, assign or transfer all but not less than all of the Subject Interests to the Buying Shareholder on the terms and conditions set out in the ROFR Offer.

11.5.4

The Buying Shareholder shall be entitled to accept the Selling Shareholder Offer in respect of all, but not less than all, of the Subject Interests by giving Notice to the Selling Shareholder within 5 Business Days of receipt of the ROFR Notice.  If the ROFR Offer is conditional upon the receipt of financing by the ROFR Buyer, the Buying Shareholder’s acceptance of the Selling Shareholder Offer may also be conditional upon the receipt of financing.  If the Buying Shareholder accepts the Selling Shareholder Offer in respect of all of the Subject Interests, then it shall purchase the Subject Interests, with the closing of the purchase to be completed within 10 Business Days after acceptance of the Selling Shareholder Offer.

11.5.5

If the Buying Shareholder does not accept the Selling Shareholder Offer in respect of all of the Subject Interests by the date and in the number provided in Section 11.5.4, then the Buying Shareholder will be deemed to have rejected the Selling Shareholder Offer as of the expiry of such period, following which the Selling Shareholder may, within the period of 90 Business Days after the final date for acceptance of the Selling Shareholder Offer, sell all but not less than all of the Subject Interests to the ROFR Buyer, provided that:

(i)

the terms of sale to the ROFR Buyer shall be the same as those set forth in the ROFR Offer;

(ii)

the ROFR Buyer agrees to assume and be bound by that proportion of the Project Obligations of the Selling Shareholder which is equal to the proportion of the Selling Shareholder’s JVC Securities being sold, by agreement in form and substance satisfactory to the other Shareholder, acting reasonably;

(iii)

any lenders do not exercise rights they may have under Financing Documents or any other financing arrangements to which the JVC is a party, if any, to object to the sale to the ROFR Buyer within the applicable time period for exercising such rights; and

(iv)

the sale to the ROFR Buyer will not have the effect of creating a breach of, or default under, any Financing Documents or financing arrangements to which the JVC is a party.

11.5.6

If the Selling Shareholder does not sell all of the Subject Interests to the ROFR Buyer within the period of 90 Business Days in accordance with Section 11.5.5, the Selling Shareholder must again comply with the provisions this Section 11.5 with respect to any sale, assignment or transfer of all or any portion of its Project Interests.

11.6

General Closing Procedures

11.6.1

The provisions of Section 11.6 shall apply to any sale or transfer of Project Interests pursuant to any of Sections 11.3 and 11.5.  For the purposes of this Section 11.6 the term “selling Shareholder” means the selling or transferring Shareholder and the term “acquiring Shareholder” means the purchasing or transferee Shareholder.

11.6.2

On completion of any sale, assignment or transfer of any Project Interests referred to in Section 11.6.1, the selling Shareholder shall deliver to the Shareholder (to the extent the same are not in the possession of a holder of liens or encumbrances in accordance with the Financing Documents) the certificates, promissory notes and other documents representing the Project Interests being sold or transferred, with duly executed transfers and assignments thereof and such authorizing resolutions, evidences of authority to act and other instruments as may be reasonably necessary to effect the valid transfer and assignment of such Project Interests and any resignations of the selling Shareholder’s nominees as directors of the JVC.  In addition, the selling Shareholder shall also deliver such other documents as may be necessary to fully vest in the acquiring Shareholder the selling Shareholder’s other interests, if any, in the JVC and the Project to the extent equal to the portion of the selling Shareholder’s Ownership Interest in JVC that is acquired by the acquiring Shareholder.  All such documents shall be in form and substance satisfactory to the acquiring Shareholder, acting reasonably.

11.6.3

Any sale or transfer of Project Interests referred to in Section 11.6.1 shall be conditional on receipt of any consents required under Financing Documents or any other financing arrangements to which the JVC is a party and all necessary governmental and regulatory consents and approvals (if any).  Such transaction shall also be conditional on the acquiring Shareholder acquiring good title to such Project Interests free of all Encumbrances (other than those created in accordance with Financing Documents or any other financing arrangements to which the JVC is a party and securing the Project Obligations including those Project Obligations to be assumed by the acquiring Shareholder and on completion of the sale or transfer the selling Shareholder shall be deemed to have represented and warranted the same in favour of the acquiring Shareholder.

Without limiting any other provision of this Agreement, any Person who at any time acquires any Project Interest, including by way of issuance by JVC, transfer, sale or otherwise, shall agree with the parties hereto to be bound by this Agreement, and, if applicable, the relevant Shareholder Loan Note, by execution of a counterpart of this Agreement and, if applicable, the relevant Shareholder Loan Note, or other agreement in form and substance satisfactory to the parties hereto, acting reasonably.

ARTICLE 12
MUTUAL REPRESENTATION AND WARRANTIES

Each of the parties hereby represents and warrants to the other party that, as of the date hereof:

(a)

such party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation;

(b)

such party has all requisite power and approval required to enter into this Agreement and has all requisite power and approval to perform fully each and every one of its obligations hereunder;

(c)

such party has taken all internal actions necessary to authorize it to enter into this Agreement and its representative whose signature is affixed hereto is fully authorized to sign this Agreement and to bind such party thereby;

(d)

when signed by such party, this Agreement shall be legally binding on such party;

(e)

neither the signature of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of the constitutional documents of such party, or any Applicable Law, or any permit, authorization or approval of any Government Body, or of any contract or agreement, to which such party is a party or subject;

(f)

no lawsuit, arbitration, other legal or administrative proceeding, or governmental investigation is pending, or to the best of such party’s knowledge threatened, against such party that would affect in any way its ability to enter into or perform this Agreement.

ARTICLE 13
TERMINATION OF MINING OPERATIONS

13.1

Mine Maintenance Plan

The Operator may, at any time recommend that the Board approve that the Operations be suspended.  The Operator’s recommendation will include a plan and budget (in this Article 13 called the “Mine Maintenance Plan”), in reasonable detail, of the activities to be performed to maintain the Assets and Properties during the period of suspension and the Expenditures to be incurred.  The Board may, at any time cause the Operator to suspend Operations in accordance with the Operator’s recommendation with such changes to the Mine Maintenance Plan as the Board deems necessary.  The Shareholders will be committed to contribute their Proportionate Share of the Expenditures incurred in connection with the Mine Maintenance Plan.  The Board may cause Operations to be resumed at any time.

13.2

Mine Closure Plan

The Operator may, at any time following a period of at least 90 days during which Operations have been suspended or in the events described in Section 13.1, recommend that the Board approve the permanent termination of Operations.  The Operator’s recommendation will include a plan and budget (in this Article 13 called the “Mine Closure Plan”), in reasonable detail, of the activities to be performed to close the Mine and reclaim and rehabilitate the Properties, as required by applicable law, regulation or contract by reason of this Agreement.  The Board may approve the Operator’s recommendation with such changes to the Mine Closure Plan as the Board deems reasonably necessary.

13.3

Implementation of Mine Closure Plan

If the Board approves the Operator’s recommendation as aforesaid, it will cause the Operator to:

(a)

implement the Mine Closure Plan, whereupon the Shareholders will be committed to pay, in proportion to their respective Ownership Interests, such Expenditures as may be required to implement that Mine Closure Plan;

(b)

remove, sell and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining laws; and

(c)

sell, abandon or otherwise dispose of the Assets and the Properties.

The disposal price for the Assets and the Properties will be the best price reasonably obtainable and the net revenues, if any, from the removal and sale will be credited to the Shareholders in proportion to their respective Ownership Interests.

13.4

If Mine Closure Plan Not Approved

If the Board does not approve the Operator’s recommendation contemplated in Section 13.2, the Operator will maintain Operations in accordance with the Mine Maintenance Plan as pursuant to Section 13.1.

ARTICLE 14
TERM AND TERMINATION

14.1

Effectiveness

This Agreement shall come into force and effect upon its execution and delivery by each of the Shareholders named on the signature pages hereof and the JVC (the “Effective Date”).

14.2

Term

The term (the “Term”) of this Agreement shall be co-extensive with the life of the JVC unless this Agreement is terminated earlier pursuant to Sections 14.3 and 14.4 or Article 15.

14.3

Automatic Termination

This Agreement shall terminate automatically, without the action of any Party, upon the Shareholding of any Shareholder becoming 100% of the issued and outstanding shares of the JVC.

14.4

Voluntary Termination

This Agreement may be terminated with immediate effect upon the written agreement of the Shareholders.

14.5

Ceasing to be a Shareholder

If any Shareholder ceases to own any Shares, the rights and obligations of such Shareholder hereunder shall automatically terminate, without the action of any Party, from and after the date that such Shareholder ceases to own any shares.

14.6

Effect of Termination

The termination of this Agreement, or the termination of the rights and obligations of any Shareholder hereunder in accordance with this Article 14 shall be without prejudice to the accrued rights and obligations of the Parties hereunder on and prior to any such termination.

ARTICLE 15
LIQUIDATION

This Agreement shall terminate upon a resolution being passed for the winding up of the JVC.  Forthwith following such termination, the Shareholders shall use their reasonable efforts to agree on a suitable basis for dealing with the interests and assets of the JVC and (unless otherwise agreed in writing by the Shareholders):

(a)

the Shareholders shall co-operate (but without any obligation to provide any additional funds) with a view to enabling all existing obligations of the JVC to be fulfilled insofar as its resources allow;

(b)

the Shareholders shall consult together with a view to outstanding contracts being novated or re-allocated in a suitable manner;

(c)

no new contractual obligations for the supply of products or services shall be assumed by the JVC;

(d)

each of the Shareholders shall use its reasonable efforts to procure that the JVC shall as soon as possible be wound up;  and

(e)

the JVC shall as soon as reasonably practicable deliver up to the relevant Shareholders all drawings, notes, copies or other representations of confidential information proprietary to or disclosed by that Shareholder or any of its Affiliates to the JVC.

ARTICLE 16
GENERAL

16.1

Cooperation, Further Assurances

Each party hereto agrees to vote and act as a Shareholder (if applicable) and in all other respects to use its best efforts and take all such steps in all relevant jurisdictions as may be reasonably within its power so as to cause the JVC to act in the manner contemplated by and consistent with the provisions hereof and in accordance with Applicable Law, so as to implement to the full extent the provisions of this Agreement and of any other document or instrument evidencing Project Obligations.  Each party hereto shall execute any deeds, assignments, agreements and other instruments and give such further assurances as may be reasonably necessary or appropriate in connection with performing its Project Obligations, including its obligations under this Agreement, under the Shareholder Loan Notes and under the Financing Documents, and to give effect to any consent and approval rights of any other party hereto as provided herein.

16.2

Severability; Conflict with Certificate of Incorporation and By-Laws/Registration

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

If there is a conflict between the provisions of this Agreement and the provisions of the MexCo Articles, JVC Articles, by-laws or other organizational or constating documents of the JVC or the MexCo, or the Option Agreement, then subject to Applicable Law, the Option Agreement shall have precedence and then this Agreement shall govern among the parties hereto and the parties hereto shall promptly do whatever is required to amend such articles, by-laws or other organizational or constating documents so that they conform to the fullest extent possible to the provisions of this Agreement.

16.3

Confidentiality

No party hereto or any of its Affiliates shall disclose to any Person, other than its Affiliates, officers, directors, employees, bankers or advisers who have a need for such information, any information relating to the business and affairs of the JVC or the Project which could reasonably be considered to be proprietary or confidential.  The foregoing shall not restrict:

(i)

any disclosure which a party is advised by its counsel is required in order to comply with Applicable Law, including the rules and policies of any stock exchange upon which such party’s shares are traded, any disclosure required in connection with continuous disclosure obligations, annual information forms, prospectuses, registration statements, take-over bid circulars or other public disclosure documents;

(ii)

any disclosure by either of the JVC which is necessary in the course of its business and affairs or with respect to the Project;

(iii)

any disclosure made to any prospective purchaser of the interests of a party in JVC, provided such prospective purchaser agrees to be bound by similar confidentiality obligations, which agreement shall be for the benefit of each of the parties hereto;

(iv)

any disclosure made to any Lender or prospective lender in connection with the Approved Financing Plan or any other financing or prospective financing arrangements relating to the Project or the financing of any Project Obligations; or

(v)

any disclosure made to any independent arbitrator in connection with any arbitration under Section 16.6.

Subject to the foregoing, any press release or similar continuous disclosure document relating to the matters provided for herein which is to be made by any party hereto shall be delivered to the others for their review and comment not later than one Business Day prior to its release.

16.4

Notice

Any notice, demand or other communication required or permitted to be given or made hereunder (a “Notice”) shall be in writing and shall be delivered personally or by courier during normal business hours on a Business Day at the relevant address set forth below, or sent by facsimile or other means of recorded electronic communication (provided such transmission is confirmed), in the case of:

(a)

CME, addressed as follows:

Carnegie Mining and Exploration Inc.
<*>
<*>

Facsimile:

<*>
Attention:

<*>

(b)

Tara, addressed as follows:

Tara Minerals Corp.
2162 Acorn Court
Wheaton, Illinois, 60187, USA

Facsimile:

(630) 597-2508
Attention:

Francis R. Biscan Jr.

Any Notice so given shall be deemed to have been given or made and received on the day of delivery, if so delivered, and on the next day following its sending by facsimile or other means of recorded electronic communication (provided such day is a Business Day at the place of receipt and, if not, on the first Business Day thereafter).  Each party may from time to time change its address for notice by giving Notice to the other given in the manner aforesaid.

16.5

Assignment/Benefit

This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided herein.  Any attempted assignment in contravention hereof shall be null and void.  This Agreement shall enure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

16.6

Dispute Resolution

If a dispute arises out of or relates to this Agreement, or the breach or validity thereof, or in respect of the legal relationship associated with or derived from this Agreement, and the dispute cannot be settled through negotiation within 30 days of the disputing party’s Notice, or if the parties have failed to confer within 30 days after delivery of such Notice, either party may filed an action seeking to resolve the dispute.  The parties consent to the non-exclusive jurisdiction of the federal and state courts located in Las Vegas, Nevada for any such action.

16.7

Injunctive Relief

On default by a party hereto in the performance of any of its obligations hereunder, the other parties hereto shall be entitled to seek injunctive relief or specific performance to enforce the provisions hereof, and in this regard the parties hereto acknowledge that damages alone may not be an adequate remedy for any such breach.

16.8

Entire Agreement; No Third-Party Beneficiaries

This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

16.9

Amendment, Waiver; No Rescission

This Agreement may not be amended except by execution and delivery of an instrument in writing signed by each of the parties hereto.  No waiver by any party of any of its rights hereunder shall be effective unless made in writing and no such waiver shall be construed as, nor constitute, a continuing waiver of such right, nor a waiver of any other right hereunder.  This Agreement may not be rescinded in whole or in part.

16.10

Governing Law

This Agreement is governed by and construed in accordance with the laws of Nevada  which the parties acknowledge and agree includes, so far as they are relevant, the principles and rules of international law.

16.11

Counterparts

This Agreement may be executed in several counterparts (by parties at the date hereof and by those who are by the terms hereof obligated to agree to be bound by the provisions hereof), each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

16.12

Facsimile Execution

To evidence the fact that it has executed this Agreement, a party hereto may send a copy of its executed counterpart of this Agreement to all other parties hereto by facsimile transmission.  That party hereto shall be deemed to have executed this Agreement on the date it sends such facsimile transmission.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement.

Tara MINERALS CORP.
By:
Name:
Title:

AMERICAN METAL MINING, S.A. DE C.V.
By:
Name:
Title:

CARNEGIE MINING AND EXPLORATION INC.
By:
Name:
Title:

JVC
By:
Name:
Title:

MexCo
By:
Name:
Title:

APPENDIX A
PROPERTIES

[Note to draft: Insert detailed and legal description of license and/or attach a copy.].

APPENDIX B
ACCOUNTING PROCEDURE

ARTICLE 1
INTERPRETATION

1.1

Terms defined in the Agreement will, subject to any contrary intention, have the same meanings herein.  In this Appendix the following words, phrases and expressions will have the following meanings:

1.1.1

“Agreement” means the Joint Venture Shareholders Agreement, to which this Accounting Procedure is attached as Appendix B;

1.1.2

“Count” means a physical inventory count;

1.1.3

“Employee” means those employees of the Operator who are assigned to and directly engaged in the conduct of Operations, whether on a full time or part time basis;

1.1.4

“Employee Benefits” means the Operator’s cost of holiday, vacation, sickness, disability benefits, field allowances, amounts paid to and the Operator’s costs of established plans for employee’s group life insurance, hospitalization, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Operator’s cost experience;

1.1.5

“Field Offices” means the necessary sub-office or sub-offices in each place where a  Mine is being operated;

1.1.6

“Government Contributions” means the cost or contributions made by the Operator pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be;

1.1.7

“Joint Account” means the books of account maintained by the Operator to record all assets, liabilities, costs, expenses, credits and other transactions arising out of or in connection with the Operations;

1.1.8

“Material” means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Board, for use in the Operations and, without limiting the generality, more particularly “Controllable Material” means such Material which is ordinarily classified as Controllable Material, as that classification is determined or approved by the Board, and controlled in Operations;

1.1.9

“Mine” means the workings established and Assets acquired, including, without limiting generality, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Project into Commercial Production;

1.1.10

“Personnel” means those management, supervisory, administrative, clerical or other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question;

1.1.11

“Reasonable Expenses” means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator’s usual expense account practice, as accepted by the Board; including without limiting generality, any relocation expenses necessarily incurred in order to properly staff the Operations if the relocation is approved by the Board; and

1.1.12

“Supervision Offices” means the Operator’s offices or department within the Operator’s offices from which the Operations are generally supervised.

ARTICLE 2
STATEMENTS AND BILLINGS

2.1

[carryover from Option Agreement]Starting as of the Effective Date, the Operator will, by invoice, charge each Party with its proportionate share of Expenditures in the manner provided in the Program, as approved by the Board.

2.2

The Operator will deliver, with each invoice rendered for Expenditures incurred a statement indicating:

2.2.1

all charges or credits to the Joint Account relating to Controllable Material; and

2.2.2

all other charges and credits to the Joint Account summarized by appropriate classification indicative of the nature of the charges and credits.

2.3

The Operator will deliver with each invoice for an advance of Expenditures a statement indicating:

2.3.1

the estimated Expenditures to be made during the next succeeding month;

2.3.2

the addition thereto or subtraction therefrom, as the case may be, made in respect of Expenditures actually having been incurred in an amount greater or lesser than the advance which was made by each Party for the penultimate month preceding the month of the invoice; and

2.3.3

the advances made by each Party to date and the Expenditures incurred to the end of the penultimate month preceding the month of the invoice.

[need to reconcile with Article 9 of JV Agreement]

ARTICLE 3
DIRECT CHARGES

3.1

The Operator will charge the Joint Account with the following items:

3.1.1

Contractor’s Charges:

(a)

All costs directly relating to the Operations incurred under contracts entered into by the Operator with third Parties.

3.1.2

Labour Charges:

(a)

the salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employees were directly engaged in the conduct of Operations and as its denominator the total normal working time for the month of the Employee;

(b)

the Reasonable Expenses of the Employees; and

(c)

Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.

3.1.3

Office Maintenance:

(a)

the cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Field Offices and the Supervision Offices.  The basis for charging the Joint Account for such maintenance costs will be as follows:

(i)

the expense of maintaining and operating Field Offices, less any revenue therefrom; and

(ii)

that portion of maintaining and operating the Supervision Offices which is equal to:

(A)

the anticipated total operating expenses of the Supervision Offices divided by:

(B)

(the anticipated total staff man days for the Employees whether in connection with the Operations or not;

multiplied by:

(C)

the actual total time spent on the Operations by the Employee expressed in man days;

(b)

without limiting generality, the anticipated total operating expenses of the Supervision Offices will include:

(i)

the salaries and wages of the Operator’s Personnel which have been directly charged to the Supervision Offices;

(ii)

the Reasonable Expense of the Personnel; and

(iii)

Employee Benefits; and

(c)

the Operator will make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in Section [3.1(c)(i)(B)] of this Appendix B.

3.1.4

Material:

Material purchased or furnished by the Operator for use on the Project as provided under Article 4 of this Appendix B.

3.1.5

Transportation Charges:

The cost of transporting Employees and Material necessary for the Operations.

3.1.6

Service Charges:

(a)

The cost of services and utilities procured from outside sources other than services covered by Section [3.1(h)] of this Appendix B.  The cost of consultant services will not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Board; and

(b)

use and service of equipment and facilities furnished by the Operator as provided in Section 4.4 of this Appendix B.

3.1.7

Damages and Losses to Property:

(a)

All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by fire, flood, storms, theft, accident or other cause.  If the damage or loss is estimated by the Operator to exceed $10,000, the Operator will furnish each Party with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered.  The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses will be credited to the Joint Account.

3.1.8

Legal Expense:

(a)

All costs of handling, investigating and settling litigation or recovering the Assets, including, without limiting generality, attorney’s fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Board, no charge will be made for the services of the Operator’s legal staff or the fees and expenses of outside solicitors.

3.1.9

Taxes:

(a)

All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with the Project, the Operations thereon, or the production therefrom, which have been paid by the Operator for the benefit of the Parties.

3.1.10

Insurance:

(a)

Net premiums paid for:

(i)

such policies of insurance on or in connection with Operations as may be required to be carried by law; and

(ii)

such other policies of insurance as the Operator may carry for the protection of the Parties in accordance with the Agreement; and

the applicable deductibles in event of an insured loss.

3.1.11

Rentals:

(a)

Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and royalties which are paid as a consequence of the Operations.

3.1.12

Permits:

(a)

Permit costs, fees and other similar charges which are assessed by various governmental agencies.

3.1.13

Other Expenditures:

(a)

Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Section 3.1 of this Appendix B as are incurred with the approval of the Board for Operations or as may be contemplated in the Agreement.

ARTICLE 4
PURCHASE OF MATERIAL

4.1

Subject to Section 4.4 of this Appendix B the Operator will purchase all Materials and procure all services required in the Operations.

4.2

Materials purchased and services procured by the Operator directly for the Operations will be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

4.3

Any Party may sell Material or services required in the Operations to the Operator for such price and upon such terms and conditions as the Board may approve.

4.4

Notwithstanding the foregoing provisions of Article 4 of this Appendix B, the Operator, after having obtained the prior approval of the Board, will be entitled to supply for use in connection with the Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.

ARTICLE 5
DISPOSAL OF MATERIAL

5.1

The Operator, with the approval of the Board may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Operations for the best price and upon the most favourable terms and conditions available.

5.2

Any Party may purchase from the Operator any Material which may from time to time become surplus to the foreseeable need of the Operations for such price and upon such terms and conditions as the Board may approve.

5.3

Upon termination of the Agreement, the Board may approve the division of any Material held by the Operator at that date, which Material may be taken by the Parties in kind or be taken by a Party in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Assets and Project.  If the division to a Party be in lieu, it will be for such price and on such terms and conditions as the Board may approve.

5.4

The net revenues received from the sale of any Material to third Parties or to a Party will be credited to the Joint Account.

ARTICLE 6
INVENTORIES

6.1

The Operator will maintain records of Material in reasonable detail and records of Controllable Material in detail.

6.2

The Operator will perform Counts from time to time at reasonable intervals, and in any event at the end of each Fiscal Year.  The independent external auditor of the Operator will be given reasonable notice of each Count, and will be given the opportunity to attend the Count.

6.3

Forthwith after performing a Count, the Operator will reconcile the inventory with the Joint Account.  The Operator will not be held accountable for any shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.

ARTICLE 7
ADJUSTMENTS

7.1

Payment of any invoice by a Party will not prejudice the right of that Party to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each Party by the Operator during any Fiscal Year conclusively be presumed to be true and correct upon the expiration of 12 months following the end of the Fiscal Year to which the invoice or statement relates, unless within that 12 month period that Party gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2

The Operator will not adjust any invoice or statement in favour of itself after the expiration of 12 months following the end of the Fiscal Year to which the invoice or statement relates.

7.3

Notwithstanding Sections 7.1 and 7.2 of this Appendix B, the Operator may make adjustments to an invoice or statement which arise out of a Count of Material or Assets within 60 days of the completion of the Count.

7.4

A Party will be entitled upon notice to the Operator to request that the independent external auditor of the Operator provide that Party with its opinion that any invoice or statement delivered pursuant to the Agreement in respect of the period referred to in Section 7.1 of this Appendix B has been prepared in accordance with this Agreement.

7.5

The time for giving the audit opinion contemplated in Section 7.4 of this Appendix B will not extend the time for the taking of exception to and making claims on the Operator for adjustment as provided in Section 7.1 of this Appendix B.

7.6

The cost of the auditor’s opinion referred to in Section 7.4 of this Appendix B will be solely for the account of the Party requesting the auditor’s opinion, unless the audit disclosed a material error adverse to that Party, in which case the cost will be solely for the account of the Operator.

7.7

Upon not less than 10 Business Days’ notice to the Operator, and no more frequently than twice during the currency of each Program, a Party will be entitled to inspect the Joint Account at the location(s) where such records are normally kept.  All costs incurred in carrying out such inspection will be borne by the Party.  All disagreements or discrepancies identified by the Party will be referred to the independent external auditor for final resolution.

APPENDIX C
NET SMELTER RETURNS ROYALTY

1.

Net Smelter Returns Royalty

The Net Smelter Returns Royalty payable to a Shareholder who becomes entitled to a Net Smelter Returns Royalty pursuant to Section <*> of the Agreement (a “Payee”) will be paid by the remaining Shareholder (the “Payor”) in accordance with the terms of this Appendix C.

2.

Calculation of Net Smelter Returns Royalty

The Net Smelter Returns Royalty will be calculated on a calendar quarterly basis and will be equal to the royalty rate as established in Section <*> of the Agreement multiplied by an amount which equals Gross Revenue (as hereinafter defined) less Permissible Deductions (as hereinafter defined) for such calendar quarter.

3.

Interpretation

In addition to the defined terms set out in the Agreement, the following terms will have the following meanings in this Appendix C:

(a)

“Gross Revenue” means the aggregate of the following amounts (without duplication) accruing in each calendar quarterly period following commencement of Commercial Production:

(i)

the revenue received by the Payor from arm’s length purchasers of all Products;

(ii)

the fair market value of all Products sold by the Payor in such period to persons not dealing at arm’s length with the Payor; and

(iii)

any proceeds of insurance on Products;

(b)

“Products” means all ores, concentrates, minerals and refined or semi-refined products excluding diamonds and diamond products, produced from the Properties;

(c)

“Permissible Deductions” means the aggregate of the following charges (to the extent that they are not deducted by any purchaser in computing payment) that are incurred with respect to the Properties in each calendar quarterly period:

(i)

sales charges levied by any sales agent on the sale of Products;

(ii)

transportation costs for Products from the Properties to the place of beneficiation, processing or treatment and thence to the place of delivery of Products to a purchaser thereof, including shipping, freight, handling and forwarding expenses;

(iii)

all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Payor in connection with refinement or beneficiation of Products after leaving the Properties, including all smelter and refinery charges and all weighing, sampling, assaying, representation and storage costs, metal losses and umpire chares, and any penalties charged by the processor, refinery or smelter; and

(iv)

all insurance costs on Products and any government royalties, third Shareholder royalties, production taxes, severance taxes and sales and other taxes levied on Products or on the production value thereof (other than income taxes of the Payor), provided however that if Products are processed on or off the Properties in a facility wholly or partially owned by a Party or an Affiliate of a Party, Permissible Deductions shall not include any costs that are in excess of those which would be incurred on an arm’s length basis.

4.

Additional Permitted Deductions

For greater certainty, and without limiting the generality of the foregoing, all charges deducted by an arm’s length purchaser of ores or concentrates whether for smelting, treatment, handling, refining, storage or any other operation on or service relating to the Products that occurs after the point of sale will be considered to be legitimate deductions in arriving at the Net Smelter Returns Royalty amount.

5.

Calculation and Payment

The Net Smelter Returns Royalty will be calculated and paid within 60 days after the end of each calendar quarter.  Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show the payment’s derivation (the “Statement”) must be submitted with the payment.

6.

Provisional Payments

In the event that final amounts required for the calculation of the Net Smelter Returns Royalty are not available within the time period referred to in Section 5 of this Appendix C, then provisional amounts will be estimated and the Net Smelter Returns Royalty paid on the basis of this provisional calculation.  Positive or negative adjustments will be made to the Net Smelter Returns Royalty payment of the succeeding calendar quarter.

7.

Segregation of Project Area

The determination of the Net Smelter Returns Royalty is based on the premise that Commercial Production will occur solely on the Properties.  If other properties are incorporated into a single mining project and diamonds, precious stones, metals, ores, concentrates or other mineral resources pertaining to each are not readily segregated on a practical or equitable basis, the allocation of actual proceeds received and deductions therefrom will be negotiated by the Payor on behalf of the Payee, with reference to practices used in mining operations that are of a similar nature.  The Payor will be entitled to retain independent mining consultants as it considers necessary and the Payor’s decision will be final and binding on all Payee, unless the Payor has a material interest in the other properties.

8.

Audit

The Payee may request an audit of the sales and related financial records maintained by the Payor be conducted to verify the calculation of the Net Smelter Returns Royalty for a particular calendar quarter.  The audit will be conducted by an independent auditor acceptable to the Payee and the Payor.  The Payee requesting such audit will bear the full cost and expense of the audit unless it is determined that the Net Smelter Returns Royalty calculated by the Payor understated the actual amount due by more than ten percent (10%), in which case the Payor will pay all costs and expenses of the audit.  The Payor will forthwith pay any deficiency to the Payee and the Payor will forthwith repay any overpayment to the Payor .

9.

Survival on Transfer

Any Payee may assign the Net Smelter Returns Royalty, provided the assignee agrees in writing to be bound by the Agreement as if a party thereto.  The Net Smelter Returns Royalty will run with the title to Properties and survive any sale or transfer of title thereof, including such as may occur as a result of any corporate reorganization of the Payor.

APPENDIX D
EXCLUDED ASSETS

[NTD: to be included]